UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549



                               FORM 8-K


                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934




 Date of report (Date of earliest event reported):  November 29, 2002




                       ARVIDA/JMB PARTNERS, L.P.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Delaware               0-16976                    36-3507015
-----------------     ------------------------     --------------------
(State or other       (Commission File Number)     (IRS Employer
jurisdiction of                                    Identification No.)
incorporation
or organization)




900 N. Michigan Avenue., Chicago, IL                 60611
----------------------------------------           ---------
(Address of Principal Executive Offices)           (Zip Code)




Registrant's telephone number, including area code:  312/440-4800




                            Not Applicable
    --------------------------------------------------------------
    (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.


     On October 29, 2002, Arvida/JMB Partners, L.P. (the "Partnership") commenced a solicitation for consents to an amendment (the "Amendment") to the Partnership's Amended and Restated Agreement of Limited Partnership providing for the extension of the term of the Partnership's liquidation period to not later than October 31, 2005. In addition, under the terms of the Amendment, Arvida/JMB Managers, Inc., the general partner of the Partnership, is authorized, in its sole discretion, to complete the liquidation of the Partnership by forming a liquidating trust and contributing any remaining Partnership assets to the liquidating trust subject to all outstanding obligations and liabilities of the Partnership. At the expiration of the consent solicitation on November 29, 2002, persons ("Holders") owning limited partnership interests and assignee interests therein (the "Interests") in the Partnership who were entitled to consent to the Amendment had submitted properly executed consent forms representing 236,537.229 Interests out of the 404,000 outstanding Interests. The votes for the 236,537.229 Interests were cast as follows: Holders owning 211,268.899 Interests (52.29% of the 404,000 outstanding Interests) gave consent to the Amendment, Holders owning 21,004.33 Interests (5.20% of the 404,000 outstanding Interests) withheld consent for the Amendment and Holders owning 4,264 Interests (1.06% of the 404,000 outstanding Interests) abstained. Since Holders owning a majority of the outstanding Interests consented to the Amendment, the Amendment was approved. The effective date for the Amendment is October 29, 2002.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                            ARVIDA/JMB PARTNERS, L.P.

                            BY:   Arvida/JMB Managers, Inc.
                                  (The General Partner)




                                  By:  GAILEN J. HULL
                                       Gailen J. Hull, Vice President








Date:December 13, 2002